                                   EXHIBIT 4.2
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                          REGISTRATION RIGHTS AGREEMENT



          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of June 15, 1995, among ProNet Inc., a Delaware corporation ("ProNet") and Lehman Brothers Inc., Alex. Brown & Sons Incorporated and PaineWebber Incorporated (the "Initial Purchasers").

          This Agreement is made pursuant to the Purchase Agreement, dated
June 12, 1995, among ProNet and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by ProNet to the Initial Purchasers of $100,000,000 aggregate principal amount of ProNet's 11 7/8% Senior Subordinated Notes due 2005 (the "Securities") to be issued pursuant to the provisions of an Indenture dated as of June 15, 1995 (the "Indenture") among ProNet and First Interstate Bank of Texas, N.A., as trustee. In order to induce the Initial Purchasers to enter into the Purchase Agreement, ProNet has agreed to provide to the Initial Purchasers and its direct and indirect transferees, among other things, the registration rights for the Securities set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

          The parties hereby agree as follows:


          1.   EXCHANGE OFFER

          (a) If permitted either by current laws, regulations or interpretations of the staff of the Securities and Exchange Commission (the "Commission"), ProNet agrees to use its reasonable best efforts to file with the Commission as soon as practicable, but in no event later than the 30th day after the date (the "Issue Date") on which the original Securities were first authenticated under the Indenture (the "Filing Date"), the Exchange Offer Registration Statement (as defined below) in connection with an offer to exchange (the "Exchange Offer") any and all of the Registrable Securities (as defined below) for a like aggregate principal amount of debt securities of ProNet, which are substantially identical to the Securities and which are entitled to the benefits of the indenture or a trust indenture which is identical to the Indenture (other than such changes as are necessary to comply with any requirements of the Commission to effect or maintain the qualification thereof under The Trust Indenture Act of 1939, as amended (the "Trust Indenture Act")) (the "Exchange Securities"). The Exchange Securities shall not bear any restrictions on transfer. As used herein (i) the term "Registrable Securities" means the Securities and, if any, the Private Exchange Securities (as defined below), until in each case, (A) the Exchange Offer has been consummated with respect to such securities, (B) a Shelf Registration Statement (as defined below) covering such securities has been declared effective by
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                                                                               2


the Commission and such securities have been disposed of in accordance with such effective Registration Statement, (C) such securities are sold in compliance with Rule 144 or (D) such securities cease to be outstanding; and (ii) the term "Registration Statement" means any registration statement filed by ProNet with the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus (as defined below), amendments and supplements thereto, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          The Exchange Securities will be registered under the Securities Act on the appropriate form of a registration statement (the "Exchange Offer Registration Statement") and the Exchange Offer will comply with all applicable tender offer rules and regulations under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Exchange Act"). ProNet agrees to use its reasonable best efforts to
(i) cause the Exchange Offer Registration Statement to become effective under the Securities Act on or before the 105th day after the Issue Date (the "Effectiveness Date"); (ii) keep the Exchange Offer open for at least 30 days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to any holders of Registrable Securities (the "Holders"); and (iii) consummate the Exchange Offer on or prior to the 30th day following the date on which the Exchange Offer Registration Statement is declared effective. Each Holder who participates in the Exchange Offer will be required to represent in writing to the Company that any Exchange Securities received by it will be acquired in the ordinary course of its business, that at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any person to participate in the distribution of the Exchange Securities, and that such Holder is not an affiliate of ProNet within the meaning of the Securities Act. Upon consummation of the Exchange Offer in accordance with this Section 1, the provisions of this Agreement shall continue to apply, MUTATIS MUTANDIS, solely with respect to Registrable Securities that are Private Exchange Securities and Exchange Securities held by Participating Broker-Dealers (as defined below), and ProNet shall have no further obligation to register Registrable Securities (other than Private Exchange Securities) pursuant to Section 2 of this Agreement.

          (b) ProNet shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in
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                                                                               3


Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"). Such "Plan of Distribution" section shall also allow the use of such Prospectus by all persons subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities. As used herein the term "Prospectus" means, with respect to any Registration Statement, the prospectus included in such Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act), as amended or supplemented. Reference made herein to any preliminary Prospectus or Prospectus shall be deemed to refer to and include any documents incorporated by reference therein.

          (c) ProNet shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in accordance with the terms of this Agreement, in order to permit such Prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities.

          (d) If, prior to consummation of the Exchange Offer, any Initial Purchaser holds any Securities acquired by it and having the status as an unsold allotment in the initial distribution, ProNet upon the request of such Initial Purchaser shall, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to such Initial Purchaser, in exchange (the "Private Exchange") for the Securities held by such Initial Purchaser, a like principal amount of debt securities of ProNet, that are identical to the Exchange Securities (the "Private Exchange Securities"). The Private Exchange Securities shall bear the same CUSIP number as the Exchange Securities.

          (e) Interest on the Exchange Securities and Private Exchange Securities will accrue from the last interest payment date on which interest was paid on the Securities surrendered in exchange therefor or, if no interest has been paid on the Securities, from the date of original issue.

          (f)  In connection with the Exchange Offer, ProNet shall:

          (i) mail to each Holder a copy of the Prospectus included in the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;
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                                                                               4


         (ii) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

        (iii) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open.

          (g) As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, ProNet shall:

          (i) accept for exchange all Securities tendered and not validly withdrawn;

         (ii) deliver to the trustee under the Indenture for cancellation all Securities so accepted for exchange; and

        (iii) issue and cause the trustee under the Indenture and, if any, the trustee under any indenture governing the Exchange Securities and Private Exchange Securities (the "Trustee") to authenticate and deliver promptly to each Holder, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Securities of such Holder so accepted for exchange.

          (h) If (i) prior to the consummation of the Exchange Offer, ProNet or Holders of at least a majority in aggregate principal amount of the Registrable Securities reasonably determine in good faith that (A) the Exchange Securities would not, upon receipt, be tradeable by such Holders which are not affiliates of ProNet without restriction under the Securities Act and without restrictions under applicable blue sky or state securities laws or (B) after conferring with counsel, the Commission is unlikely to permit the consummation of the Exchange Offer prior to the Effectiveness Date or any change in law prohibits such consummation, (ii) subsequent to the consummation of the Private Exchange, any Initial Purchaser receiving the Private Exchange Securities so requests or (iii) the Exchange Offer is commenced but not consummated within 135 days following the Issue Date for any reason, then ProNet shall promptly deliver to the Holders and the Trustee written notice thereof (the "Shelf Notice") and shall file an Initial Shelf Registration Statement pursuant to Section 2. Following the delivery of a Shelf Notice to the Holders of Registrable Securities, ProNet shall not have any further obligation to conduct the Exchange Offer or the Private Exchange under this Section 1.

          2.   SHELF REGISTRATION STATEMENT

          If a Shelf Notice is delivered as contemplated by
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                                                                               5


Section 1(h), then:

          (a) INITIAL SHELF REGISTRATION STATEMENT. ProNet shall use its reasonable best efforts to file with the Commission a Shelf Registration Statement (the "Initial Shelf Registration Statement") for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission ("Rule 415"), covering all of the Registrable Securities; PROVIDED, HOWEVER, that no holder of the Registrable Securities (other than the Initial Purchasers) shall be entitled to have Registrable Securities held by it covered by such Shelf Registration Statement (as defined below) unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder. ProNet shall use its best efforts to file with the Commission the Initial Shelf Registration Statement within 30 days after the occurrence of an event which obligates ProNet to deliver a Shelf Notice, which in the case of Section 1(h)(i) shall be deemed to be the date of such change in law or interpretation (the "Exchange Offer Determination Date"). The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by the Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). ProNet shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement. ProNet shall use its best efforts, as described in Section 4(b), to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act within 105 days after the Exchange Offer Determination Date and to keep the Initial Shelf Registration Statement continuously effective under the Securities Act for three years from the effective date thereof, subject to extension pursuant to Section 2(b) (the "Effectiveness Period"), or such shorter period ending when (i) all Registrable Securities covered by the Initial Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Initial Shelf Registration Statement or (ii) a Subsequent Shelf Registration Statement covering all of the Registrable Securities has been declared effective under the Securities Act.

          (b) SUBSEQUENT SHELF REGISTRATION STATEMENTS. If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement
     ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Securities registered thereunder), ProNet shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days
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                                                                               6


     of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (such amended or additional Registration Statement, a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, ProNet shall use its reasonable best efforts to cause the Subsequent Shelf Registration Statement to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement was previously continuously effective. As used herein the term "Shelf Registration Statement" means the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement.

          3.   ADDITIONAL INTEREST

          (a) Additional interest (the "Additional Interest") shall be assessed as follows:

          (i) if the Exchange Offer Registration Statement or a Shelf Registration Statement is not filed with the Commission within 30 days following the Issue Date or the Exchange Offer Determination Date, as the case may be, then commencing on the 31st day after the Issue Date or the Exchange Offer Determination Date, as the case may be, Additional Interest shall be accrued on the Securities over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following the 30th day after the Issue Date or the Exchange Offer Determination Date, as the case may be, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

         (ii) if an Exchange Offer Registration Statement or the Shelf Registration Statement is filed within the time periods set forth in
     Section 3(a)(i) above but is not declared effective by the Commission within 105 days following the Issue Date or the Exchange Offer Determination Date, as the case may be, then, commencing on the 106th day after the Issue Date or the Exchange Offer Determination Date, as the case may be, Additional Interest shall be accrued on the Securities over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following the 105th day after the Issue Date or the Exchange Offer Determination Date, as the case may be, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; and
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        (iii)  if (A) the Exchange Offer is not consummated in accordance with the terms of the Exchange Offer within 30 days following the Effectiveness Date, or (B) applicable, a Shelf Registration Statement has been declared effective and such registration statement ceases to be effective or the Prospectus which forms a part thereof cannot be used as a result of a Suspension Event Notice (as defined below) for a period of more than 90 days prior to three years from its original effective date, then Additional Interest shall be accrued on the Securities over and above the stated interest at a rate of 0.50% per annum for the first 60 days immediately following (x) the 30 days after such effective date of the Exchange Offer Registration Statement, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective or a Suspension Event (as defined below) has lasted for more than 90 days in the case of (B) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 60-day period;

PROVIDED, however, that the Additional Interest rate on the Securities may not exceed 1.0% per annum at any time; and PROVIDED FURTHER, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of Section 3 (a)(i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of 3(a)(ii) above) , (3) upon the consummation of the Exchange Offer (in the case of Section 3(a)(iii) (A) above), or (4) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective prior to three years from its original effective date or the end of the Suspension Event (in the case of Section 3 (a)(iii) (B) above), Additional Interest on the Securities as a result of such Sections 3(a)(i) , 3(a)(ii) or 3(a)(iii) shall immediately cease to accrue. Notwithstanding the foregoing or any other term hereof, if any of the events described in Sections 3(a)(i), 3(a)(ii) or 3(a)(iii) occur with respect to any Shelf Registration Statement that registers (1) Private Exchange Securities only or (2) Securities or Exchange Securities held by the Initial Purchasers only, then no Additional Interest shall be assessed on any of the Securities other than the Private Exchange Securities or any Securities or Exchange Securities held by the Initial Purchasers.

          (b) Any amounts of Additional Interest due pursuant to Section 3(a)(i) , 3(a)(ii) , or 3(a)(iii) will be payable in cash on the same original payment dates of the Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.
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          (c)  ProNet shall notify the Trustee within one business day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders thereof, on or before the applicable semi-annual interest payment date provided in the Indenture (whether or not any interest other than Additional Interest is payable on the Securities), immediately available funds in sums sufficient to pay the Additional Interest then due to Holders of Securities with respect to which the Trustee serves. The Additional Interest due shall be payable on each interest payment date to the record Holders who would be entitled to receive the interest payment to be made on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from the applicable Event Date.

          4.   REGISTRATION PROCEDURES

          In connection with the registration of any Registrable Securities or Private Exchange Securities pursuant to Section 1 or 2, ProNet shall effect such registrations to permit the sale of such Registrable Securities or Private Exchange Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto ProNet shall:

          (a)  Prepare and file with the Commission, as soon as practicable after the date hereof but in any event prior to the prescribed time period herein, a Registration Statement or Registration Statements as prescribed by Section l or 2, and to use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein, PROVIDED that, if (i) such filing is pursuant to Section 2, or (ii) a Prospectus contained in an Exchange Offer Registration Statement is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, ProNet shall, if requested, furnish to and afford the selling Holders and any such Participating Broker-Dealer covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (at least five business days prior to such filing). ProNet shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, or any such Participating Broker-Dealer, their counsel, or the managing underwriters, if any, shall reasonably object within five business days after receipt thereof.
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                                                                               9


          (b) Prepare and file with the Commission such amendments to each Shelf Registration Statement or Exchange Offer Registration Statement as may be necessary to keep such Registration Statement continuously effective for the prescribed time period herein; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. ProNet shall be deemed not to have used its reasonable best efforts to keep a Registration Statement effective during the prescribed time period if it voluntarily takes any action that would result in selling Holders of the Registrable Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Securities not being able to sell such Registrable Securities or such Exchange Securities during that period unless (i) such action is required by applicable law, or (ii) such action is taken by ProNet in good faith and for valid business reasons (not including avoidance of ProNet's obligations hereunder), including the acquisition or divestiture of assets.

          (c) If a Shelf Registration Statement is filed or a Prospectus contained in an Exchange Offer Registration Statement is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the applicable period, notify the selling Holders of Registrable Securities named in any Registration Statement, or any such Participating Broker-Dealer, their counsel and the managing underwriters, if any, promptly (but in any event within two business days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment thereto has been filed, and, with respect to a Registration Statement or any post-effective amendment thereto, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities the representations and warranties of the issuer contained in any agreement (including any underwriting agreement) contemplated by Section 4(m) below cease to be true and correct in any material respect,
(iv) of the receipt by ProNet of any notification with respect to the suspension of the
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qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement or Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (vi) of any reasonable determination by ProNet that a post-effective amendment to a Registration Statement would be appropriate.

          (d) If a Shelf Registration Statement is filed or a Prospectus contained in an Exchange Offer Registration Statement is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities, use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment.

          (e) If a Shelf Registration Statement is filed and if requested by any managing underwriters or the Holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as such managing underwriters, or such Holders or counsel reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after ProNet has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and
(iii) supplement or make amendments to such Registration Statement.

          (f) If a Shelf Registration Statement is filed or a Prospectus contained in an Exchange Offer Registration Statement is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities, furnish to each Holder of Registrable Securities included within the coverage of the Shelf Registration Statement and to each such Participating Broker-Dealer who so requests and to their counsel and each managing underwriter and their counsel, if any, without charge, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

          (g) If a Shelf Registration Statement is filed or a Prospectus contained in an Exchange Offer Registration Statement is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities, deliver to each Holder of Registrable Securities included within the coverage of the Shelf Registration Statement or any such Participating Broker-Dealer, their counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such persons may reasonably request; and, subject to this Agreement, ProNet hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holders of Registrable Securities included within the coverage of the Shelf Registration Statement or any such Participating Broker-Dealer, and any underwriters or agents, and any dealers, in connection with the offering and sale of the Registrable Securities covered by or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to such Prospectus and any amendment or supplement thereto provided such usage complies with applicable laws and regulations.

          (h) Prior to any public offering of Registrable Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Securities, to use its reasonable best efforts to register or qualify, and to cooperate with the Holders of Registrable Securities included within the coverage of the Shelf Registration Statement or any such Participating Broker-Dealer, any underwriters, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder of Registrable Securities included within the coverage of the Shelf Registration Statement, Participating Broker-Dealer, or the managing underwriters, if any, reasonably request in writing, PROVIDED that where Exchange Securities held by Participating Broker-Dealers or Registrable Securities are offered other than through an underwritten offering, ProNet agrees to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 4(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Registrable Securities covered by the applicable Registration Statement, PROVIDED that ProNet shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

          (i) If a Shelf Registration Statement is filed, cooperate with the Holders of Registrable Securities included within the coverage of the Shelf Registration Statement and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may reasonably request at least two business days prior to any sale of Registrable Securities.

          (j) Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case ProNet will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

          (k) If a Shelf Registration Statement is filed, or a Prospectus contained in an Exchange Offer Registration Statement is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities, upon the occurrence of any event contemplated by Sections 4(c)(v) or 4(c)(vi), as promptly as practicable prepare and (subject to Section 4(a)) file with the Commission, at the expense of ProNet, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (l) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities.

          (m) In connection with an underwritten offering of Registrable Securities pursuant to a Shelf Registration Statement, enter into an underwriting agreement in form, scope and substance customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriters with respect to the business of ProNet and its respective subsidiaries and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when reasonably requested, (ii) obtain opinions of counsel to ProNet and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other related matters as may be reasonably requested by underwriters, (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of ProNet (and, if necessary, any other independent certified public accountants of any subsidiary of ProNet or of any business acquired by ProNet for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other related matters as are reasonably requested by underwriters as permitted by Statement on Auditing Standards No. 72, and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially the same as, and no less favorable than, those set forth in Section 6 (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

          (n) If a Shelf Registration Statement is filed or a Prospectus contained in an Exchange Offer Registration Statement is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange

Securities, make available for inspection by any selling Holder of such Registrable Securities being sold, or any such Participating Broker-Dealer, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or any such Participating Broker-Dealer, or underwriter (collectively, the "Inspectors"), at the offices where normally are kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of ProNet and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of ProNet and its subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records which ProNet determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. Each selling Holder and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of ProNet unless and until such is made generally available to the public. Each selling Holder and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to ProNet and allow ProNet to undertake appropriate action to prevent disclosure of the Records deemed confidential at its expense.

          (o) Provide an indenture trustee for the Registrable Securities or the Exchange Securities, as the case may be, and cause the Indenture or the trust indenture provided for in Section 1(a) to be qualified under the Trust Indenture Act not later than the earlier of the effective date of the Exchange Offer Registration Statement or the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable such indenture to be so qualified in a timely manner.

          (p) Comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of ProNet after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

          (q) If an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Securities by Holders to ProNet (or to such other person as directed by ProNet) in exchange for the Exchange Securities or the Private Exchange Securities, ProNet shall mark, or cause to be marked, on such Registrable Securities that such Registrable Securities are being cancelled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall such Registrable Securities be marked as paid or otherwise satisfied.

          (r) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

          ProNet may require each seller of Registrable Securities or Participating Broker-Dealer as to which any registration is being effected to furnish to ProNet such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, as ProNet may reasonably request. ProNet may exclude from such registration the Registrable Securities of any seller or Participating Broker-Dealer who unreasonably fails to furnish such information in writing to ProNet within ten business days (or longer time period if agreed by ProNet in writing) after receiving such request. Each Holder of Securities included within the coverage of any Registration Statement and any Participating Broker-Dealer agrees to furnish promptly to ProNet all information required by applicable law to be disclosed by such party in order to make the information previously furnished to ProNet by such party not materially misleading.

          Each Holder and each Participating Broker-Dealer agrees by acquisition of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice (the "Suspension

Event Notice") from ProNet of the happening of any event (a "Suspension Event") of the kind described in Section 4(c)(ii), 4(c)(iv), 4(c)(v) or 4(c)(vi), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k), or until it is advised in writing (the "Advice") by ProNet that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event ProNet shall give any such Suspension Event Notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 1 or
Section 2 shall be extended by the number of days during such periods from and including the date of the giving of such Suspension Event Notice to and including the date when each seller of Registrable Securities covered by such Registration Statement or Exchange Securities to be sold by such Participating Broker Dealer, as the case may be, shall have received (i) the copies of the supplemented or amended Prospectus contemplated by Section 4(k) or (ii) the Advice.

          Each Participating Broker-Dealer further agrees by acquisition of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer for its own account as a result of market-making activities or other trading activities, that in connection with such resale, such Participating Broker-Dealer will deliver a Prospectus meeting the requirements of the Securities Act (which may be the Prospectus for the Exchange Offer).

          5.   REGISTRATION EXPENSES

          (a) All fees and expenses incident to the performance of or compliance with this Agreement by ProNet shall be borne by ProNet, whether or not the Exchange Offer Registration Statement or a Shelf Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange Securities and determination of the eligibility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions (x) where the Holders are located, in the case of the Exchange Securities, or (y) as provided in Section 4(h), in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities or Exchange Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or, in respect of Registrable Securities or Exchange Securities to be sold by any Participating Broker-Dealer by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or of such Exchange Securities, as the case may be), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for ProNet and fees and disbursements of special counsel for the Holders of Registrable Securities included in any Registration Statement (subject to the provisions of Section 5(b)), (v) fees and disbursements of all independent certified public accountants referred to in section 4(m)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the NASD,
(vii) rating agency fees, (viii) Securities Act liability insurance, if ProNet desires such insurance, (ix) fees and expenses of all other Persons retained by ProNet, (x) internal expenses of ProNet (including, without limitation, all salaries and expenses of officers and employees of ProNet performing legal or accounting duties), (xi) the expense of any annual audit of ProNet and its consolidated subsidiaries, (xii) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange and (xiii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

          (b) In connection with any Shelf Registration Statement hereunder, ProNet shall reimburse the holders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (in addition to not more than one local counsel) chosen by the Holders of a majority in aggregate principal of the amount Registrable Securities to be included in such Registration Statement and other out-of-pocket expenses of the Holders incurred in connection with the registration of the Registrable Securities; provided that in any underwritten offering ProNet shall not be obligated to pay any underwriters' discounts and commissions nor any transfer tax related to such offering.

          6.   INDEMNIFICATION

          (a) In connection with a Shelf Registration Statement or in connection with any delivery of a Prospectus contained in an Exchange Offer Registration Statement by any Participating Broker-Dealer or Initial Purchaser, as applicable, who seeks to sell Exchange Securities, ProNet shall indemnify and hold harmless each Holder of Registrable Securities included within any such Shelf Registration Statement and each Participating

Broker-Dealer or Initial Purchaser selling Exchange Securities, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act, (each, a "Participant") from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which such Participant may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Participant promptly upon demand for any legal or other expenses reasonably incurred by such Participant in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that (i) ProNet shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or any prospectus forming part thereof or in any such amendment or supplement in reliance upon and in conformity with written information furnished to ProNet by or on behalf of any Participant specifically for inclusion therein; and PROVIDED FURTHER that as to any preliminary Prospectus, the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any such Participant on account of any loss, claim, damage, liability or action arising from the sale of the Exchange Securities to any person by that Participant if (i) that Participant failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act and (ii) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary Prospectus was corrected in the Prospectus, unless, in each case, such failure resulted from non-compliance by ProNet with Section 4(c). The foregoing indemnity agreement is in addition to any liability which ProNet may otherwise have to any Participant or to any controlling person of that Participant.

          (b) Each Participant, severally and not jointly, shall indemnify and hold harmless ProNet, each of its directors, each of its officers, employees or agents and each person, if any, who controls ProNet within the meaning of
Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which ProNet or any such director, officer, employees or agents or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, Registration Statement or Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to ProNet by or on behalf of that Participant specifically for inclusion therein, and shall reimburse ProNet and any such directors, officers, employees or agents or controlling persons for any legal or other expenses reasonably incurred by ProNet or any such directors, officers, employees or agents or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Participant may otherwise have to ProNet or any such director, officer or controlling person.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, PROVIDED FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to such indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to reasonably and promptly assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to not more than one local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Initial Purchasers, if the indemnified parties under this Section 6 consist of any Initial Purchaser or any of their respective controlling persons, or by ProNet, if the indemnified parties under this Section 6 consist of ProNet or any of its respective directors, officers or controlling persons. Each indemnified party, as a condition of the indemnity agreements contained in Sections 6(a) and 6(b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of ProNet on the one hand and the Participants on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by ProNet or the Participants, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. ProNet and the

Participants agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Participant shall be required to contribute any amount in excess of the amount by which proceeds received by such Participant from an offering of Registrable Securities exceeds the amount of any damages which such Participant has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Participants' obligations to contribute as provided in this Section 6(d) are several and not joint.

          7.   RULES 144 AND 144A

          ProNet covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time ProNet is not required to file such reports, it will, within 120 days after the end of ProNet's fiscal year and within 60 days after the end of each of its first three fiscal quarters, at the request of any Holder, make publicly available its financial statements and other information which ProNet would otherwise be required to include in annual or quarterly reports filed under the Exchange Act and other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act, as such Rule may be amended from time to time ("Rule 144") and Rule 144A under the Securities Act, as such Rule may be amended from time to time ("Rule 144A"). ProNet further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A, or (b) any similar rule or regulation hereafter adopted by the Commission.

          8.   UNDERWRITTEN REGISTRATIONS

          If any of the Registrable Securities covered by any Shelf
Registration Statement are to be sold in an underwritten offering, where securities of ProNet or a Holder are sold by an underwriter for reoffering to the public, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering and will be reasonably acceptable to ProNet. In the event of any underwritten offering, ProNet agrees to enter into an underwriting agreement containing terms and conditions customary to such transaction.

          No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons of entities entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          9.   MISCELLANEOUS

          (a) REMEDIES. In the event of a breach by ProNet of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchasers, in the Purchase Agreement or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. ProNet agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

          (b) NO INCONSISTENT AGREEMENTS. ProNet has not, as of the date hereof, and ProNet shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. ProNet will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back rights with respect to a Registration Statement.

          (c) ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. ProNet shall not directly or indirectly take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

          (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless ProNet has obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement, PROVIDED that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (e) NOTICES. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next day air courier or telecopier:

          (i) if to a Holder of Registrable Securities, at the most current address given by the Trustee to ProNet; and

         (ii)  if to ProNet, 600 Data Drive, Suite 100, Plano, Texas 75075,
     Attention: Jan E. Gaulding, Senior Vice President and Chief Financial Officer.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

          (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. ProNet agrees that the Holders shall be third party beneficiaries to the agreements made hereunder by Initial Purchasers and ProNet and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

          (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          (j) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (k) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

          (l) SECURITIES HELD BY PRONET OR ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by ProNet or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   PRONET INC.



                                   By:  /s/ Jan E. Gaulding
                                        ----------------------------------------
                                        Name:  Jan E. Gaulding
                                        Title: Senior Vice President and
                                               Chief Financial Officer

                                   LEHMAN BROTHERS INC.



                                   By:  /s/ John W. Russell
                                        ----------------------------------------
                                        Name:  John W. Russell
                                        Title: MD



                                   ALEX. BROWN & SONS INCORPORATED



                                   By:  /s/ Steven K. Fischer
                                        ----------------------------------------
                                        Name:  Steven K. Fischer
                                        Title: Managing Director



                                   PAINEWEBBER INCORPORATED



                                   By:  /s/ Stephen M. Winningham
                                        ----------------------------------------

                                        Name:  Stephen M. Winningham
                                        Title: Managing Director